Exhibit 10.21

LOAN AND LEASE AGREEMENT

Dated as of December 20, 2013

the “Effective Date”

by and between

ESSEX CAPITAL CORPORATION

as “Essex”

and

REVANCE THERAPEUTICS, INC.

as “Company”

TOTAL CREDIT AMOUNT: Up to $10,800,000

Loan Terms:	Maturity 12 months term from Effective Date
Interest:	11.5% per annum before IPO; 10.375% after IPO
Loan Conversion to Lease Date:	Title transfer of Equipment
Lease Term:	36 months

Company wishes to acquire certain equipment. Essex is willing to finance that acquisition by lending money to Company to build out and install that equipment and, upon Company’s acceptance of the equipment, by purchasing that equipment and leasing it to Company. The information set forth above is subject to the terms and conditions set forth in the balance of this Agreement. The parties agree as follows:

1.

1. Advance and Payments.

(a) Advances. Company may request one or more advances (each, an “Advance” and collectively, the “Advances”), up to the aggregate principal amount of up to $10,800,000 (or such other amount as may be agreed to in writing by Essex and Company), with an initial Advance in the amount of $2,500,000 to be made within three business days of the date hereof (the “Initial Advance”), a second Advance in the amount of $2,500,000 to be made no later than January 28, 2014 (the “Second Advance”),and additional Advances to be made based on the advancement schedule set forth in Schedule I attached hereto (or on such other dates or such other amounts as may be agreed to in writing by Essex and Company) to complete the production and installation of the Company’s RT001 commercial fill/finish line and the equipment identified on Exhibit A-1 (the “Ima Life Equipment”) and on Exhibit A-2 (the “Seidenader Equipment” and collectively with the Ima Life Equipment, the “Equipment”). Company shall use the proceeds of each Advance to pay obligations incurred in connection with acquisition and installation of the Equipment, as set forth in more detail below.

(b) Conditions to Advances. Essex’s obligation to make the Initial Advance is subject to (A) the delivery of a Note and Warrant (each as defined below) concurrently with the execution of this Agreement and (B) consents from Hercules Technology Growth Capital, Inc. (“Hercules”) and Essex Woodlands Health Ventures Fund VIII, L.P. and NovaQuest Pharma Opportunities Fund III, L.P. (“Bridge Lenders”) reasonably satisfactory to Essex. Company’s obligation to enter into this Agreement is subject to Essex’s delivery of subordination agreements with Hercules and the Bridge Lenders (the “Subordination Agreements”). Essex’s obligation to make each Advance after the Initial Advance is subject to the satisfaction of the following conditions:

(i) Company’s delivery to Essex of a written request for an Advance, in substantially similar form as Exhibit G attached hereto (the “Advance Request”);

(ii) invoice(s) from vendor(s) (individually, a “Vendor”) in connection with the applicable Equipment or other evidence reasonably satisfactory to Essex that Company has incurred or paid obligations to one or more Vendors;

(iii) solely with respect to the Second Advance, an Acknowledgement of Financing and Security Interest by Ima Life in form and substance reasonably satisfactory to Essex; and

(iv) no Event of Default (as hereinafter defined) or other event which, with notice or the passing of time, would become an Event of Default, shall have occurred and be then continuing.

(c) Timing of Advances. For each Advance other than the Initial Advance or the Second Advance, Company may request any Advance only within 90 days following the invoice date for the portion of Equipment corresponding to the applicable Advance as set forth on Schedule I (the “Advance Period”). Essex shall make each Advance to Company within 21 days of Company’s delivery of the Advance Request and the other items listed in clause (b) above. Company shall endeavor to provide Essex with copies of all invoices from the Vendors within 10 days of the Company’s receipt of such invoice from the applicable Vendor.

(d) Delivery of Notes; Warrants. Concurrently with any Advance made by Essex, Company shall deliver to Essex an executed secured promissory note in substantially the form of Exhibit B (each, a “Note”) and an executed warrant in substantially the form attached to this Agreement as Exhibit C (the “Warrant”);

(e) Warrant Grants if Advance Not Made If, following the delivery of the applicable invoice(s) from the Vendor to Company, Company fails to request an Advance during the relevant Advance Period, then Company will forfeit the right to request such Advance; and Company will issue a Warrant to Essex on the last day of such Advance Period with the number of Warrant Shares (as defined in the Warrant) determined based on the principal amount of the applicable Advance set forth in Schedule I. Notwithstanding the foregoing, no Warrant shall be issued to Essex if an Advance is requested by the Company but not made by Essex by the last day of the corresponding Advance Period following the Company’s satisfaction of all conditions to such Advance as set forth in this Agreement.

2.

(f) Interest. Company shall pay interest on the outstanding principal balance of the Advances at a rate per annum equal to 11.5% at any time before the effectiveness of the Company’s initial public offering of its common stock (the “IPO”) and 10.375% from and after the effective date of the IPO. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, shall accrue from the date of an Advance and continue until such Advance has been repaid, and shall be payable in arrears on the first day of each month until such Advance has been repaid. Any partial month shall be prorated on the basis of a 30-day month based on the actual number of days outstanding. After the occurrence and during the continuance of any Event of Default, the interest rate shall increase to a rate per annum equal to 15.0%. In no event shall the interest rate payable exceed the maximum rate of interest permitted to be charged under applicable law.

(g) Payments. The outstanding principal amount of each Note, along with all accrued and unpaid interest on such amount, is due and payable on the first anniversary of the Effective Date (or such later date as may be agreed to in writing by Essex and Company). All payments made to Essex shall be made via wire transfer per wire transfer instructions separately provided by Essex to Company. Company may prepay all or any part of the Advances only with the prior written consent of Essex.

2. Sale and Leaseback.

(a) Sale. Upon acceptance by Company of the fully operational Seidenader Equipment or Ima Life Equipment from the applicable Vendor, Company will sell, and Essex will purchase all or a portion of such Equipment with respect to which the original invoiced amounts equal to the total aggregate principal amount of the Advances made by Essex with respect to such Equipment. The Equipment so sold by Company to Essex is referred to as the “Purchased Equipment,” and the purchase price for the Purchased Equipment shall be equal to the total aggregate principal amount of the Advances made by Essex with respect to such Equipment. Essex shall pay such purchase price by delivering to Company all of the original Notes representing such Advances for cancellation. Essex’s obligation to purchase the Purchased Equipment is subject to the satisfaction of the following conditions:

(i) Company’s delivery to Essex of an executed bill of sale in substantially the form of Exhibit D;

(ii) Company’s delivery of assurances reasonably satisfactory to Essex that Buyer is transferring good and marketable title to the Purchased Equipment, free and clear of all liens and encumbrances;

(iii) Company’s delivery to Essex of an executed Lease (as defined below) and the other documents contemplated by Section 2(b); and

(iv) no Event of Default or other event which, with notice or the passing of time, would become an Event of Default hereunder or under the Lease, shall have occurred and be then continuing.

(b) Leases. Concurrently with each of the two sales described in Section 2(a), Company and Essex shall execute a Commercial Lease Agreement in respect of the Purchased Equipment with respect to such sale (each, a “Lease”) in substantially the form attached to this Agreement as Exhibit E. The term of each Lease of such Purchased Equipment to Company shall be 36 months from the date of the applicable sale and leaseback. The monthly lease payments shall be calculated by Essex based on the total purchase price for such Purchased Equipment and a money factor equivalent to an interest rate of 10.375% per annum. By way of illustration, if the total purchase price for the Seidenader Equipment purchased by Essex is $1,229,264, the total monthly lease payment would be $39,881.67. In connection with, and as a condition to, the execution of each Lease by Essex, Company shall provide Essex with an executed landlord’s waiver with respect to each location at which Equipment is installed, in substantially the form attached to this Agreement as Exhibit F (or as such waiver may be revised or modified with the consent of Essex).

(c) Taxes. Company shall be responsible for the payment of any and all sales and use taxes relating to the Equipment, including any such taxes relating to the purchase of the Purchased Equipment by Essex or their lease by Essex to Company.

3.

3. Security Interest. To secure its obligations under each Note, Company grants Essex a security interest in the Collateral, as defined on the date hereof in the Loan and Security Agreement by and between Company and Hercules dated as of September 20, 2011 and as amended from time to time (the “Hercules Loan Agreement”), and referred to herein as the “Collateral”; provided however, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, or any other intellectual property rights, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing. Company authorizes Essex to execute such documents and file applicable financing statements and take such actions as Essex reasonably deems appropriate from time to time to perfect or continue the security interest granted hereunder. Notwithstanding the foregoing, on the date the sale and leaseback is consummated with respect to the applicable Purchased Equipment, all obligations under the applicable Notes shall be fully satisfied and shall be of no further force and effect. Upon the completion of all sale and leaseback transactions contemplated in Section 2(a), the obligations on this Agreement shall automatically terminate and be of no further force and effect and any security interest in favor of Essex with respect to securing Company’s obligations for such Purchased Equipment shall be governed solely by the terms set forth in the applicable Lease and no longer be secured by the Collateral, and Essex authorizes Company to execute such documents and take such actions as Company reasonably deems appropriate from time to time to evidence the termination of the security interest granted hereunder with respect to all Collateral other than the Purchased Equipment.

4. Representations, Warranties and Covenants. Company represents and warrants to Essex as of the date hereof, and further covenants, as follows:

(a) Authorization; No Conflicts. The execution, delivery and performance by Company of this Agreement, and all other documents contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally. The execution, delivery and performance of by Company of this Agreement and the execution, delivery and performance of any related agreements or transactions by Company will not violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the Certificate of Incorporation or bylaws of Company or any material agreement or instrument which is binding upon Company or its property, or violate any statute or other law, rule, regulation, or interpretation of any governmental entity. Company has obtained all approvals and consents required to be obtained from, or any notices, statements or other communications required to be filed with or delivered to, any governmental entity or any other person or entity necessary for the transactions contemplated hereby.

(b) State of Incorporation; Places of Business; Locations of Collateral. Company is duly organized, validly existing and in good standing under the laws of Delaware. Company is qualified to do business as a foreign corporation in California and in each other state where the failure to be so qualified would have a material adverse effect on the Company. The Collateral is, and will continue to be, located in California.

(c) Financial Condition, Statements and Reports. All financial statements provided to Essex by Company (i) have been prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”) and (ii) fairly present the financial condition and results of operations of Company on the dates and for the periods therein indicated. All material liabilities of Company are disclosed in such financial statements.

(d) Title to Collateral; Liens. Company is now, and will at all times in the future be, the sole owner of all the Collateral (subject to Permitted Transfers (as defined on the date hereof in the Hercules Loan Agreement). The Collateral now is and will remain free and clear of any and all liens, security interests and adverse claims, except for the security interests of Hercules and the Bridge Lenders and Permitted Liens (as defined in the Hercules Loan Agreement on the date hereof). Essex now has, and will continue to have, a perfected and enforceable security interest in all of the Collateral, subject only to the security interests of Hercules and the Bridge Lenders and Permitted Liens. Company will not grant or permit to exist any further liens or security interests in the Collateral (other than Permitted Liens as defined in the Hercules Loan Agreement on the date hereof) that are prior to or on par with those of Essex and will at all times defend Essex and the Collateral against any such liens or claims of others. Company will not incur any secured Subordinated Debt (as defined in the Hercules Loan Agreement on the date hereof) after the date hereof without the prior written consent of Essex.

4.

(e) Litigation. Except as previously disclosed in writing to Essex, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Company’s knowledge) threatened in writing by or against or affecting Company in any court or before any governmental entity which may reasonably be excepted to have, either separately or in the aggregate, a material adverse effect on the Company. Company will promptly inform Essex in writing of any such claim, proceeding, litigation or investigation in the future threatened in writing or instituted by or against Company.

(f) Use of Proceeds. Proceeds of the Advances shall be used solely for the purpose set forth in Section 1(a).

(g) Documents. Company has provided Essex with copies of all material agreements with each of Vendors, and with respect to indebtedness owing to Hercules and the Bridge Lenders. Company will provide Essex with copies of all invoices and other documents received from any Vendor in connection with any Advance. All such documents provided, or to be provided, by Company to Essex are and will be true, complete and correct in all material respects. Company will provide Essex with copies of any written notices of events of default from Hercules or the Bridge Lenders, within five business days of receipt by Company.

(h) Phase 2b. Prior to the date hereof, the Company has provided to Essex evidence of positive data relating to the second cohort of the Company’s Phase 2b clinical trial of RT001.

(i) Other Financing. Company covenants and agrees that it shall not use any proceeds received from its equity financings or any third party financing arrangement to finance the amounts set forth on Schedule I without the prior written consent of Essex.

5. Events of Default. Any one or more of the following shall constitute an “Event of Default” under this Agreement:

(a) Company shall fail to pay any principal or interest due hereunder or under any Note within ten days after the date due; or

(b) Any warranty, representation, statement, report or certificate made or delivered to Essex by Company or on Company’s behalf hereunder shall be untrue in a material respect as of the date given or made; or

(c) Company shall breach or fail to comply with any covenant in Section 5 and shall fail to cure such breach or non-compliance within ten days after Company receives notice thereof or any officer of Company becomes aware thereof; or

(d) the occurrence of any default under any agreement or obligation of Company involving any indebtedness which results in a right by a third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness in excess of $200,000, or the occurrence of any default under any agreement or obligation of Company that could reasonably be expected to have a material adverse effect on the Company; or

(e) any portion of the Company’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $250,000 and such judgment remains unstayed for a period of ten (10) days; or

(f) Dissolution or termination of existence of Company; or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Company under any reorganization, bankruptcy, insolvency, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect (except that, in the case of a proceeding commenced against Company, Company shall have sixty days after the date such proceeding was commenced to have it dismissed, provided Essex shall have no obligation to make any Advances during such period).

5.

6. Remedies.

(a) Remedies. Upon the occurrence of any Event of Default, Essex, at its option, may do any one or more of the following, subject to the Subordination Agreement in favor of Hercules: (i) accelerate and declare all of the obligations hereunder and under any or all of the Notes to be immediately due, payable, and performable; (ii) take possession of any or all of the Collateral wherever it may be found, and for that purpose Company hereby authorizes Essex to enter Company’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral; and (iii) dispose of any of the Collateral, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by Essex with respect to the foregoing shall be added to and become part of the Obligations, and shall be due on demand.

(b) Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Essex shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Essex and Company, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Essex of one or more of its rights or remedies shall not be deemed an election, nor bar Essex from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Essex to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7. Waivers. The failure of Essex at any time or times to require Company to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Company and Essex shall not waive or diminish any right of Essex later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement shall be deemed to have been waived except by a specific written waiver signed by an authorized officer of Essex. Company waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Essex on which Company is or may in any way be liable, and notice of any action taken by Essex, unless expressly required by this Agreement.

8. Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Essex and Company shall be governed by the internal laws (and not the conflict of laws rules) of the State of California. As a material part of the consideration to Essex to enter into this Agreement, Company (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Essex’s option, be litigated in courts located within California, and that the venue therefor shall be Santa Barbara County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Company may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

9. MUTUAL WAIVER OF JURY TRIAL. COMPANY AND ESSEX EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT, THE NOTES, THE WARRANT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN ESSEX AND COMPANY, OR ANY CONDUCT, ACTS OR OMISSIONS OF ESSEX OR COMPANY OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH ESSEX OR COMPANY, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET

6.

SEQ BEFORE A MUTUALLY ACCEPTABLE REFEREE SITTING WITHOUT A JURY OR, IF NO AGREEMENT ON THE REFEREE IS REACHED, BEFORE A REFEREE SELECTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SANTA BARBARA COUNTY. THIS PROVISION SHALL NOT RESTRICT A PARTY FROM EXERCISING NONJUDICIAL REMEDIES UNDER THE CODE.

10. Notices. Any notice or other communication to be given hereunder shall be in writing and shall be (as elected by the party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified mail, return receipt requested; (iii) deposited prepaid with a nationally recognized overnight courier service; (iv) transmitted by electronic mail via the Internet (with a copy of such transmission delivered promptly thereafter by registered or certified mail or courier); or (v) transmitted by telecopier (with a copy of such transmission delivered promptly by registered or certified mail or courier). Unless otherwise provided herein, all notices shall be deemed to be effective on: (a) if delivered personally or by courier, the date of receipt (or if delivery is refused, the date of such refusal); (b) if by electronic mail, the date transmitted to the appropriate electronic mail address and an appropriate return receipt or telephone confirmation is received; (c) if by telecopier, the date transmitted to the applicable number and an appropriate answerback or telephonic confirmation is received; or (d) if transmitted by registered or certified mail, three (3) days after the date of posting. Any notice required this Agreement shall refer to this Agreement, including the specific section under which notice is being given. Notice hereunder shall be directed to a party at the address for such party set forth on the signature page hereof, or to such other address or to such other person as either party shall have last designated by such notice to the other party hereto.

11. General. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Company and Essex and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Company and a duly authorized officer of Essex. Essex may not assign, transfer or delegate any of its duties, rights or obligations under this Agreement to any third party without the prior written consent of the Company; provided however, that Essex may, without the prior written consent of the Company, assign, transfer or grant a participation in all or any part of, or any economic interest in, Essex’s rights to make or receive payments hereunder as long as Essex remains the sole secured party hereunder and continues to control and administer the transactions contemplated herein (including any exercise of rights and remedies hereunder). Company may not assign any rights under or interest in this Agreement without Essex’s prior written consent. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. The transmission of a facsimile, including in portable document format (PDF), of any original signed counterpart of this Agreement (or any amendment hereto or any other document delivered pursuant hereto) by telecopier or electronic mail shall be treated for all purposes as the delivery of an original signed counterpart. Time is of the essence in the performance by Company of each and every obligation under this Agreement.

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7.

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Lease Agreement to be executed as of the date first above written.

ESSEX CAPITAL CORPORATION	REVANCE THERAPEUTICS, INC.

By: /s/ Ralph T. Iannelli	By: Lauren Silvernail
Title: President	Title: EVP & CFO

Address for notices:	Address for notices:

Essex Capital Corporation 1486 East Valley Road Santa Barbara, CA 93108 Attention: Ralph T. Iannelli Facsimile: (805) 565-0993 E-mail: ralph@essexcapitalcorp.com	Revance Therapeutics, Inc. 7555 Gateway Boulevard Newark, CA 94560 Attention: Chief Financial Officer Fax: 510-742-3401 E-mail: lsilvernail@revance.com

8.

EXHIBIT A-1

DESCRIPTION OF EQUIPMENT

IMA LIFE EQUIPMENT

Phase I Equipment: Ima

Description	Model	Serial Number
Vial labeler	Sensitive A/V	L1D061
Vial accumulation table for tray loader	RT100	LB2266
Vial counter and tray loader	V300	L5A042

Phase II Equipment: Ima
Freeze dryer vial loading/unloading machine	CLU-LF12	EK2054
Freeze dryer vial loading/unloading machine	CLU-LF12	EK2055
Commercial freeze dryer	Lyomax 17	900EEF1028
Commercial freeze dryer	Lyomax 17	900EEF1029

Phase III Equipment: Ima
Internal vial washing machine	Vega 6	L7D014
Vial accumulation table for filler feed	RT120	LC2057
Vial filling and stoppering machine	Xtrema F2000	SL1028
Vial capping/crimping machine	ALU400/8C	SA3069
Hopper for caps into capping machine	Loading Hopper	F51884
Containment system over fill/load/cap	Restricted Access Barrier System (RABS)	SN2004
External vial washer (decontamination)	Hydra 300	L3Z047

Phase III Support Equipment: Ima
Conveyor from washer to filler	Fixed Conveyor—2.5m	LA0482
Conveyor to freeze dryers	Fixed Conveyor—1.5m	LA0476
Conveyor from loaders to capping machine	Fixed Conveyor	LA0477
Conveyor from capper to vial washer	Fixed Conveyor—2m	LA0478
Conveyor to Inspection room	Fixed Conveyor	LA0483
Conveyor with swing-away gate	Conveyor with swing away	LA0505
Conveyor to inspection machine	Conveyor (inspection room)	LA0504

EXHIBIT A-2

DESCRIPTION OF EQUIPMENT

SEIDENADER EQUIPMENT

Description	Model	Serial Number
Automated vial inspection machine	MS-30	73110A/B

EXHIBIT B

FORM OF SECURED PROMISSORY NOTE

SECURED PROMISSORY NOTE

$	, 201_

FOR VALUE RECEIVED, the undersigned, REVANCE THERAPEUTICS, INC. (“Company”), HEREBY PROMISES TO PAY to the order of ESSEX CAPITAL CORPORATION (“Essex”) the principal amount of                     ($                    ), as set forth in the Loan and Lease Agreement by and between Company and Essex dated as of                     , 2013 and as amended from time to time (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

Company further promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until payment in full hereof at the rate (or rates) from time to time applicable to the Advances as determined in accordance with the Loan Agreement.

This Secured Promissory Note is entitled to all of the benefits of the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Secured Promissory Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Secured Promissory Note upon the terms and conditions specified in the Loan Agreement. This Secured Promissory Note is also secured by the Collateral described in the Loan Agreement, and reference to the Loan Agreement is hereby made for a description of the rights of Company and Essex in respect to such Collateral. Nothing in this Secured Promissory Note shall be deemed to limit the rights of Essex set forth in the Loan Agreement.

Company waives presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Secured Promissory Note.

Upon the occurrence of an Event of Default, at the option of Essex, all amounts outstanding hereunder shall become immediately due and payable. Company shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Essex in the enforcement or attempt to enforce any of Company’s obligations hereunder not performed when due.

This Secured Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Company has caused this Secured Promissory Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

REVANCE THERAPEUTICS, INC.

By:

Name:

Title:

EXHIBIT C

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR A VALID EXEMPTION THEREFROM.

REVANCE THERAPEUTICS, INC.

WARRANT TO PURCHASE CAPITAL STOCK

, 201

No.

THIS CERTIFIES THAT, for value received, ESSEX CAPITAL CORPORATION, with its principal office at 1486 East Valley Road, 2nd Floor, Santa Barbara, California 93108, or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Revance Therapeutics, Inc., a Delaware corporation (the “Company”), with its principal office at 7555 Gateway Boulevard, Newark, California 94560, the Exercise Shares (defined below). This Warrant is being issued in connection with [that certain Secured Promissory Note issued as of the date hereof in the principal amount of $            (the “Principal Amount”), which note is being issued][Holder’s prior commitment to lend Company the principal amount of $            (the “Principal Amount”)] pursuant to that certain Loan and Lease Agreement dated as of             , 2013 (the “Effective Date”) and as amended from time to time by and between Company and Holder (the “Agreement”).

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing with the date of this warrant and ending on the Expiration Date, unless terminated earlier in accordance with the terms hereof.

(b) “Exercise Price” shall mean the price per Exercise Share equal to: (i) if the Warrant Stock is the Next Round Stock, 90% of the price per share at which the Next Round Stock is issued in the Next Round, (ii) if the Warrant Stock is the Company’s Series E-5 Preferred Stock, $1.35; or (iii) if the Warrant Stock is Common Stock, 90% of the initial price per share of the Common Stock issued in the IPO; provided further that the Exercise Price is subject to further adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean the number of shares of Warrant Stock equal to ten percent (10%) of the Principal Amount divided by either (i) the 90% of the applicable Exercise Price, if the Warrant Stock is Next Round Stock of Common Stock or (ii) $1.35, if the Warrant Stock is the Company’s Series E-5 Preferred Stock, rounded down to the nearest whole share, subject to further adjustment pursuant to Section 5 below.

1.

(d) “Expiration Date” shall mean the fifth anniversary of the Effective Date, subject to early termination pursuant to Section 7 below.

(e) “Investor Rights Agreement” shall mean the Amended and Restated Investor Rights Agreement dated March 29, 2013, among the Company and the investors named therein, as further amended from time to time.

(f) “IPO” means a public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, that results in the conversion of all of the Company’s Preferred Stock into Common Stock.

(g) “Warrant Stock” means: (i) if this Warrant is issued prior to the IPO, shares of the Company’s Preferred Stock or any equity securities conferring the right to purchase the Company’s Preferred Stock (the “Next Round Stock”) issued in the Company’s next round of equity financing (the “Next Round”) following the Effective Date, or shares of the Company’s Series E-5 Preferred Stock if the Next Round Stock has not been issued prior to the earlier of (A) the date of exercise of this Warrant or (B) the IPO; or (ii) if this Warrant is issued on or after the IPO, the Company’s Common Stock.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check, (ii) by cancellation of indebtedness, or (iii) through a net exercise pursuant to Section 2.1 below; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder may request, exercisable for the number of Exercise Shares equal (without giving effect to any adjustment therein) to the total number of such Exercise Shares for which this Warrant is then exercisable minus the number of Exercise Shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

The person or entity in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

    A

Where X =	the number of Exercise Shares to be issued to the Holder

Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, that portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one Exercise Share (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, prior to the IPO, the fair market value of one Exercise Share shall be determined by the Company’s Board of Directors in good faith. If this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s IPO, the foregoing calculation shall be made on an as-converted to common stock basis, with the fair market value per Exercise Share equal to the per share offering price to the public of the Company’s IPO. If this Warrant is exercised after the Company’s IPO, the fair market value per share shall be determined as follows:

(i) if traded on a securities exchange, the fair market value shall be the average of the closing prices over a five (5) day period ending three (3) days before the day the current fair market value of the securities is being determined;

(ii) if actively traded over-the-counter, the fair market value shall be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three (3) days before the day the current fair market value of the securities is being determined; or

(iii) if not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the fair market value shall be determined in good faith by the Company’s Board of Directors.

2.2 Exercise in Connection with Public Offering. Notwithstanding anything to the contrary herein, if an exercise of any portion of this Warrant is to be made in connection with the Company’s IPO, the exercise of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the IPO, in which case such exercise shall be deemed to not be effective unless and until such transaction is consummated.

3.

2.3 Automatic Exercise. Notwithstanding anything to the contrary herein, if any portion of this Warrant has not been exercised as of immediately prior to the expiration of the Exercise Period, and the fair market value of one Exercise Share is greater than the Exercise Price as of such time, any such unexercised portion of this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 2.1 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the terms of this Warrant.

3. COVENANTS OF THE COMPANY.

3.1 Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, and free from pre-emptive rights, a number of Exercise Shares constituting Series E-5 Preferred Stock and Common Stock equal to the total number of Exercise Shares constituting Series E-5 Preferred Stock and Common Stock from time to time issuable upon exercise of this Warrant (or, on and after the closing of the Next Round, a number of Exercise Shares constituting Next Round Stock equal to the total number of Exercise Shares constituting Next Round Stock from time to time issuable upon exercise of this Warrant), and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of Exercise Shares issuable upon exercise of this Warrant.

3.2 Shareholder Rights. The Company covenants and agrees that (i) in the event that the Holder receives Series E-5 Preferred Stock upon exercise of this Warrant, the Holder shall have the same rights that are afforded to other holders of the Series E-5 Preferred Stock, including all of those rights contained in the Investor Rights Agreement applicable to Holder based upon the number of shares of Series E-5 Preferred Stock held by Holder and subject to other conditions and limitations set forth therein, provided that the Holder joins as a party to the Investor Rights Agreement, and (ii) in the event that the Holder receives Next Round Stock upon exercise of this Warrant, the Holder shall have the same rights that are afforded to other holders of the Next Round Stock, including all of those rights contained in the Investor Rights Agreement applicable to Holder based upon the number of shares of Next Round Stock held by Holder and subject to other conditions and limitations set forth therein, provided that the Holder joins as a party to the Investor Rights Agreement.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for its account only.

4.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration, except as may be provided for in the Investor Rights Agreement.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Company and the Holder agree that the Warrant and the Exercise Shares will be subject to the restrictions on transfer set forth in Section 2.1 of the Investor Rights Agreement.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR A VALID EXEMPTION THEREFROM.

4.4 Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

5. ADJUSTMENT OF EXERCISE PRICE.

5.1 Changes in Securities. In the event of changes in the outstanding Series E-5 Preferred or Common Stock of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, consolidation, merger, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the

5.

total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

5.2 Continuation of Terms. Subject to Section 7, upon any reorganization, consolidation or merger (and any liquidation following any such event) referred to in this Section 5, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger, or the effective date of liquidation following any such event, as the case may be, and shall be binding upon the issuer of any stock or other securities in such event, whether or not such person shall have expressly assumed the terms of this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. EARLY TERMINATION. In the event of a Liquidation Event, Acquisition or Asset Transfer (as such terms are defined in the Company’s Certificate of Incorporation, as may be amended from time to time, and each, an “Acquisition Event”), then the Company shall provide to the Holder ten (10) days advance written notice of such Acquisition Event, and this Warrant shall terminate upon the closing of such Acquisition Event, as applicable, unless exercised prior to such closing (provided that the effective date of exercise may be the closing of such Acquisition Event).

8. MARKET STAND-OFF AGREEMENT. Holder agrees that the market stand-off agreement in Section 2.11 of the Investor Rights Agreement shall apply to the Warrant and the Exercise Shares.

9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

6.

11. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Revance Therapeutics, Inc., Attention: Chief Financial Officer, 7555 Gateway Boulevard, Newark, CA 94560 and (b) if to the Holder, to the address stated herein, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail. In the event of any Acquisition Event, the Company shall provide to the Holder ten (10) days advance notice of such Acquisition Event.

12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. AMENDMENT. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

7.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the first date set forth above.

REVANCE THERAPEUTICS, INC.

By:
L. Daniel Browne, President and Chief Executive Officer

8.

NOTICE OF EXERCISE

TO: REVANCE THERAPEUTICS, INC.

(1) ☐ The undersigned hereby elects to purchase             shares of             Stock of Revance Therapeutics, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

      ☐ The undersigned hereby elects to purchase             shares of             Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant.

(2) Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

____________________________	____________________________
(Name)	____________________________
(Address)

(3) The undersigned represents that (i) the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) undersigned understands that the shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) undersigned is aware that the aforesaid shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; (vi) undersigned agrees not to make any disposition of all or any part of the aforesaid shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required; and (vii) undersigned agrees to continue to be bound by the terms of the Warrant, including the market stand-off agreement in Section 8.

Date:	By:

Name:

EXHIBIT D

FORM OF BILL OF SALE

State of California	$ USD
County of Santa Barbara	________________

BILL OF SALE

IN CONSIDERATION of the sum of                     Dollars ($                    ), the receipt of which consideration is hereby acknowledged, REVANCE THERAPEUTICS, INC., (the “Company”), with an address of 7555 Gateway Boulevard, Newark, CA 94560, hereby sells, assigns, transfers and delivers to ESSEX CAPITAL CORPORATION (“Essex”), with an address of 1486 East Valley Road, Santa Barbara, CA 93108, all right, title and interest in and to the equipment and other assets listed on Exhibit A and all appurtenant rights relating thereto, including any applicable warranties from the manufacturers thereof (together, the “Assets”). Exhibit A is attached hereto and incorporated herein by reference.

The Company represents and warrants to Essex that: (i) the Company is the sole and lawful owner of the Assets; (ii) the Company is hereby transferring to Essex good and marketable title to all of the Assets, free and clear of any claim, charge, encumbrance, covenant, security interest, lien, option, pledge, rights of others, or restriction, whether imposed by agreement, understanding, law, equity or otherwise; and (iii) all of such Assets are in good operating condition, normal wear and tear excepted.

The Company hereby covenants that, from time to time after the delivery of this instrument, at the request of Essex and without further consideration, the Company will do, execute and deliver all and every such further acts, deeds, conveyances, assignments and assurances as reasonably may be required more effectively to convey, transfer to and vest in Essex, any of the Assets.

The Company will be responsible for any and all applicable sales taxes relating to the transfer of the Assets.

This instrument is executed by, and shall be binding upon, the Company, its successors and assigns, effective immediately upon its delivery to Essex. This instrument shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State, excluding any laws that direct the application of another jurisdiction’s laws.

Dated: __________________, 201__	REVANCE THERAPEUTICS, INC.

By:
Name: Title:

EXHIBIT E

FORM OF COMMERCIAL LEASE AGREEMENT

EXHIBIT F

FORM OF LANDLORD WAIVER

EXHIBIT G

ADVANCE REQUEST FORM

To:	Essex Capital Corporation	Date: , 20__
1486 East Valley Road Santa Barbara, CA 93108 Attention: Ralph T. Iannelli Facsimile: (805) 565-0993 E-mail: ralph@essexcapitalcorp.com

Revance Therapeutics, Inc. (“Company”) hereby requests from Essex Capital Corporation (“Essex”) an Advance in the amount of                     Dollars ($            ) on                     , 201                    (the “Advance Date”) pursuant to the Loan and Lease Agreement between Company and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Attached are the relevant invoices and other supporting documents with respect to such Advance.

Please wire funds to Company’s account as set forth below:

Bank: Silicon Valley Bank Bank Address: 3003 Tasman Drive, Santa Clara, CA 95054 ABA Number: 121140399 Account Number: 3300429603 Account Name: Revance Therapeutics, Inc.

Company represents that the conditions precedent to the Advance set forth in Section 1(b) of the Agreement are satisfied or shall be satisfied upon the making of the Advance, including the issuance of a Note and warrant on the date such Advance is made to Company.

REVANCE THERAPEUTICS, INC.

By:
Name:
Title:

SCHEDULE I

Estimated Schedule (based on Estimated Invoice Date): Ima Life Equipment

Benchmark Description	Invoice #	Estimated Invoice Date	Amount ($)
Pre-engineering Phase: pre-kick-off	N/A	Paid	$150,000
Project Kick-off / Start of Detailed engineering—Project Cost	80965026	Paid	$1,853,452
Detailed Engineering Complete / BOM order—Project Cost	80965054	Paid	$959,032
Start of Assembly of Lyophilizers—Project Cost	80965094	31-Aug-13	$1,919,785
Factory Acceptance Test Complete—Phase I	N/A	20-Dec-14	$178,499
Delivery On Site—Phase I	N/A	14-Feb-14	$59,500
Factory Acceptance Test Complete—Phase II	N/A	10-Apr-14	$1,076,644
Delivery On Site—Phase II	N/A	5-May-14	$358,881
Factory Acceptance Test Complete—Phase III	N/A	1-Jul-14	$1,586,771
Delivery On Site—Phase III	N/A	15-Sep-14	$528,924
Site Acceptance Test Complete—Project Cost	N/A	15-Dec-14	$801,560
TOTAL:			$9,473,048

Estimated Schedule (based on Estimated Invoice Date): Seidenader Equipment

Benchmark Decryption	Invoice #	Estimated Invoice Date	Amount ($)
Project Kick-off / Start of Detailed engineering—Project	TR73110_01	Paid	$234,838
Project Kick-off / Start of Detailed engineering—Change Orders	TR73110_01.1	Paid	$11,015
Mechanical Assembly Complete—Project	TR73110_02	Paid	$469,675
Mechanical Assembly Complete—Change Orders	TR73110_02.1	Paid	$22,030
Factory Acceptance Test Complete – Project	TR73110_03	22-Nov-13	$352,256
Factory Acceptance Test Complete—Change Orders	TR73110_03.1	22-Nov-13	$16,523
Site Acceptance Test Complete- Project	N/A	13-Mar-14	$117,419
Site Acceptance Test Complete- Change Orders	N/A	13-Mar-14	$5,508
TOTAL:			$1,229,264